SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

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PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2007

Who’s Your Daddy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California  92008

(Address of Principal Executive Offices) (Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4.02(b)     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(i)      On December 4, 2007, the Company filed a Report on Form 8K regarding accounting treatment of the convertible debt issued by the Company on May 29, 2005 and retired on May 7, 2007, in which the Company concluded that its accounting for the issuance and retirement of this debt needs to be changed, and that these changes will be material and will require a restatement of the 2005 financial statements to reflect the non-cash accounting impacts related to this convertible debt.

(ii)     Further, in the Report on Form 8K filed December 4, 2007, the Company stated its intention to file an amended Report on Form 10KSB for the year 2006 to reflect these impacts for the fiscal years 2005 and 2006 once it completes its review of the accounting for convertible debt and warrants and options granted to non-employees.

(iii)     In advance of the amended Report on Form 10KSB, this Amended Report on Form 8K provides the non-cash impacts of these accounting changes for 2005 and 2006, which resulted in the loss for 2005 increasing from $4,251,311 to $11,865,233 and the loss for 2006 increasing from $5,648,069 to $10,398,461. The impacts of these accounting changes on the three and nine months ended September 30, 2007 and 2006 were previously disclosed in the Company’s amended Report on Form 10QSB for the nine months ended September 30, 2007, which was filed on December 18, 2007.

Item 9.01           Financial Statements and Exhibits.

Exhibit No.

Description

99.1

Summary of Restatements for 2005 and 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: February 15, 2008	By:	/s/ Edon Moyal
	Name:	Edon Moyal
	Title:	Chief Executive Officer